AGREEMENT AND PLAN OF REORGANIZATION


                                      Among

                          KELLY RUSSELL STUDIOS, INC.,

                            O.S.P. PUBLISHING, INC.,

                                JOSEPH C. ANGARD

                                       AND

                                 MICHAEL A. MALM








                              Dated: March 27, 1996

                                TABLE OF CONTENTS


                                                                   Page

ARTICLE I - DEFINITIONS............................................ 2

ARTICLE II - THE MERGER............................................ 6
     2.1 The Merger................................................ 6
     2.2 Articles of Merger; Effective Time........................ 7
     2.3 Effect of Merger.......................................... 7
     2.4 Closing................................................... 7
     2.5 Articles of Incorporation; By-laws........................ 7
     2.6 Directors and Officers.................................... 7

ARTICLE III - CONVERSION OF SECURITIES;EXCHANGE OF CERTIFICATES.... 8
     3.1 Conversion of Securities.................................. 8
     3.2 Rights of Holders of OSP and KRSI Common Stock............ 8
     3.3 Exchange of Certificates.................................. 8

ARTICLE IV - THE OFFERING.......................................... 9

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF OSP AND THE
OSP SHAREHOLDERS................................................... 9
     5.1 Corporate Existence and Power............................ 10
     5.2 OSP Subsidiaries......................................... 10
     5.3 Corporate Authorization.................................. 10
     5.4 Governmental Authorization............................... 10
     5.5 Non-Contravention........................................ 11
     5.6 Capitalization........................................... 11
     5.7 OSP Financial Statements................................. 12
     5.8 OSP's Books and Records.................................. 12
     5.9 OSP Contracts with Related Parties....................... 12
     5.10 Absence of Certain Changes or Events.................... 12
     5.11 Litigation ............................................. 13
     5.12 Taxes................................................... 13
     5.13 Title to Assets......................................... 14
     5.14 Labor Matters........................................... 14
     5.15 Employee Benefit Plans.................................. 14
     5.16 Compliance with Laws.................................... 15
     5.17 Brokers................................................. 15
     5.18 Vote Required........................................... 16
     5.19 Environmental Matters................................... 16
     5.20 Trademarks, Patents and Copyrights...................... 16
     5.21 Contracts and Other Agreements.......................... 16
     5.22 Insurance............................................... 18
     5.23 Disclosure.............................................. 18

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF KRSI............... 18
     6.1 Corporate Existence and Power............................ 18
     6.2 KRSI Subsidiaries........................................ 18
     6.3 Corporate Authorization.................................. 19
     6.4 Governmental Authorization............................... 19
     6.5 Non-Contravention........................................ 19
     6.6 Capitalization........................................... 20
     6.7 SEC Documents............................................ 20
     6.8 KRSI's Books and Records................................. 21
     6.9 KRSI Contracts with Related Parties...................... 21
     6.10 Absence of Certain Changes or Events.................... 21
     6.11 Litigation.............................................. 22
     6.12 Taxes................................................... 22
     6.13 Title to Assets......................................... 22

     6.14 Labor Matters........................................... 23
     6.15 Employee Benefit Plans.................................. 23
     6.16 Compliance with Laws.................................... 24
     6.17 Brokers................................................. 24
     6.18 Vote Required........................................... 24
     6.19 Environmental Matters................................... 24
     6.20 Trademarks, Patents and Copyrights...................... 24
     6.21 Contracts and Other Agreements.......................... 25
     6.22 Insurance............................................... 26
     6.23 Disclosure.............................................. 26

ARTICLE VII - COVENANTS RELATING TO CONDUCT OF BUSINESS........... 26
     7.1 Conduct of Business by OSP............................... 26
     7.2 Conduct of Business by KRSI.............................. 29
     7.3 Other Action............................................. 30
     7.4 No Solicitation of Transactions.......................... 31

ARTICLE VIII - ADDITIONAL AGREEMENTS.............................. 32
     8.1 Preparation of Registration Statements and the Proxy Statement;
     Shareholders' Meeting........................................ 32
     8.2 Information Supplied by OSP.............................. 32
     8.3 Information Supplied by KRSI............................. 33
     8.4 Access to Information.................................... 33
     8.5 Confidentiality.......................................... 33
     8.6 Public Announcements..................................... 34
     8.7 Appropriate Action; Consents; Filings.................... 34
     8.8 State Statutes........................................... 35
     8.9 Directors' and Officers' Indemnification and
     Insurance.................................................... 36
     8.10 Additional OSP Financial Statements..................... 37
     8.11 Escrow Payments......................................... 37
     8.12 Employment Contracts.................................... 37
     8.13 Indemnification......................................... 37

ARTICLE IX - CONDITIONS TO THE MERGER............................. 39
     9.1 Conditions of Each Party's Obligation to Effect the
     Merger....................................................... 39
     9.2 Conditions of Obligation of KRSI......................... 40
     9.3 Conditions of Obligation of OSP.......................... 41

ARTICLE X - TERMINATION, AMENDMENT AND WAIVER..................... 42
     10.1 Termination............................................. 42
     10.2 Consequences of Termination............................. 43
     10.3 Amendment............................................... 43
     10.4 Waiver.................................................. 44

ARTICLE XI - GENERAL PROVISIONS................................... 44
     11.1 Survival of Representations and Warranties.............. 44
     11.2 Notices................................................. 44
     11.3 Entire Agreement........................................ 44
     11.4 Severability............................................ 44
     11.5 Successors and Assigns.................................. 45
     11.6 Parties in Interest..................................... 45
     11.7 Enforcement............................................. 45
     11.8 Governing Law........................................... 45
     11.9 Counterparts; Effectiveness............................. 45

                      AGREEMENT AND PLAN OF REORGANIZATION

DATE:    March 27, 1996

PARTIES:          Kelly Russell Studios, Inc.              ("KRSI")
                  2905 Northwest Boulevard, Suite 220
                  Minneapolis, MN  55441
                  Fax Number: (612) 553-9960

                  O.S.P. Publishing, Inc.                  ("OSP")
                  5548 Lindbergh Lane
                  Bell, CA  90201-6410
                  Fax Number: (213) 263-9419

                  Joseph C. Angard                        ("Angard")
                  O.S.P. Publishing, Inc.
                  5548 Lindbergh Lane
                  Bell, CA 90201-6410
                  Fax Number: (213) 263-9258

                  Michael A. Malm                         ("Malm")
                  O.S.P. Publishing, Inc.
                  5548 Lindbergh Lane
                  Bell, CA 90201-6410
                  Fax Number: (213) 263-9419


RECITALS:

     A. KRSI creates, markets and distributes products bearing realistic sports images.

     B. OSP manufactures, publishes and distributes licensed posters, buttons, t-shirts and other apparel and gift items.

     C. Angard and Malm are the sole shareholders of OSP.

     D. The respective Boards of Directors of KRSI and OSP have determined that it is in the best interests of KRSI and OSP and its subsidiaries and their respective shareholders to combine their respective businesses under common management and control and to raise additional equity capital for the combined businesses.

     E. In order to consummate this reorganization, KRSI and OSP will merge and the surviving entity will issue 4,000,000 additional shares of its common stock all upon the terms and subject to the conditions of this Agreement.

AGREEMENT:

     The parties hereto, each intending to be legally bound, agree as follows:


                             ARTICLE I - DEFINITIONS

     As used herein, the following words and terms shall have the meanings set forth below:

     1.1 "Amended OSP Articles" shall mean the amended articles of incorporation of OSP in substantially the form attached hereto as Exhibit 1.1.

     1.2 "Amended OSP By-laws" shall mean the amended by-laws of OSP in substantially the form attached hereto as Exhibit 1.2.

     1.3 "Angard" shall mean Joseph C. Angard.

     1.4  "Articles of Merger"  shall refer to the document  attached  hereto as
Exhibit 2.2.

     1.5 "CGCL" shall mean the California General Corporation Law.

     1.6 "Closing"  shall mean the closing of the Merger as discussed in Section
2.4 below.

     1.7 "Closing Date" shall mean the date on which the Closing occurs.

     1.8 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.9 "Competing Transaction" shall mean any of the following (other than the transactions contemplated hereby): (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving OSP or KRSI, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of OSP, any subsidiary of OSP or KRSI, taken as a whole, in a single transaction or series of transactions, other than in the ordinary course of business, (iii) any tender offer or exchange offer for 50% or more of the OSP Shares or the KRSI Shares or the filing of a registration statement under the Securities Act in connection therewith, (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the OSP Shares or the KRSI Shares or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing other than any transaction contemplated herein.


     1.10 "Effective Time" shall mean the time that the Merger becomes effective pursuant to Section 2.2 below.

     1.11 "Environment Laws" shall mean all federal, state and local laws, rules, regulations, ordinances and orders that purport to regulate the release of hazardous substances or other materials into the environment, or impose requirements relating to environmental protection.

     1.12 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.13 "Escrow Agent" shall mean City National Bank.

     1.14 "Escrow Agreement" shall mean that certain Escrow Agreement of even date herewith by and among KRSI, OSP and the Escrow Agent to hold the escrow payments to be made by KRSI pursuant to Section 8.12 below.

     1.15 "Evaluation Materials" shall mean any business and/or technical information of the Other Party or any of its subsidiaries designated orally or in writing as "Confidential" or "Proprietary" (or in like words) or of a type typically regarded as confidential or proprietary, whether or not so designated, including, but not limited to, systems, processes, formulae, data, functional specifications, computer programs, blueprints, know-how, improvements, discoveries, developments, designs, inventions, techniques, new products, marketing and advertising methods, supplier agreements, customer lists, pricing policies, financial information, projections, forecasts, strategies, budgets or other information related to its business or its customers.

     1.16 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.17 "Exchange Agent" shall mean Norwest Bank National Association.

     1.18 "Exchange Ratio" shall mean the number determined by dividing the sum of (a) fifty percent (50%) of the Fully Diluted KRSI Shares plus (b) the New Survivor Shares by the sum of (y) the number of OSP Shares immediately prior to the Effective Time and (z) the number of shares of OSP Common Stock that would be issued immediately prior to the Effective Time if all the holders of outstanding warrants, options and any other rights to acquire OSP Common Stock were exercised immediately prior to the Effective Time.

     1.19 "Fully Diluted KRSI Shares" shall mean the number of shares determined by adding (a) all KRSI Shares immediately prior to the Effective Time and (b) all of the shares of KRSI Common Stock that would be issued immediately prior to the Effective Date if all of the holders of outstanding warrants, options and any other rights to acquire KRSI Common Stock were exercised immediately prior to the Effective Time (excluding any warrants being issued to the OSP Financial Advisor and the KRSI Financial Advisor and any other warrants being issued in connection with the transactions contemplated herein.

     1.20 "Governmental Entity" shall mean any federal, state, local or foreign governmental body, agency, official or authority (including courts, administrative agencies, commissions, self-regulatory agencies or authorities or other governmental authority or instrumentality).

     1.21 "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said act, any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act and, to the extent not included in the foregoing, any medical waste.

     1.22 "Knowledge" shall mean actual knowledge of a fact or constructive knowledge if a reasonably prudent person in a like position would have known or should have known, the fact. In the case of a corporate party hereto knowledge shall be limited to the aggregate knowledge of all of the officers of such corporation.

     1.23  "KRSI"  shall  mean  Kelly   Russell   Studios,   Inc.,  a  Minnesota
corporation.

     1.24 "KRSI Common Stock" shall mean the common stock of KRSI with a par value of $.01 per share.

     1.25 "KRSI Financial Advisor" shall mean The Equisource Group.

     1.26 "KRSI Plans" shall mean all employee benefit plans (as defined in Section 3(3) of ERISA) which KRSI or any of its subsidiaries maintains or to which KRSI or any of its subsidiaries contributes.

     1.27 "KRSI SEC Documents" shall mean all required reports, schedules, forms, statements and other documents filed or required to be filed by KRSI with the SEC since December 31, 1992.

     1.28 "KRSI Shares" shall mean all issued and outstanding shares of KRSI Common Stock.

     1.29 "Lien" shall mean any pledge, claim, lien, charge, encumbrance or security interest of any nature whatsoever.

     1.30 "Malm" shall mean Michael A. Malm.

     1.31 "Material  Adverse  Effect" when used with respect to any entity means
(a) a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, results of operations or prospects of such entity and its subsidiaries, if any, taken as a whole, or on the ability of such entity or any of its subsidiaries following the consummation of the Reorganization to continue the business of such entity and its subsidiaries, if any, taken as a whole, substantially as currently conducted (without the loss of any material rights), or (b) a material impairment in the ability of such entity or any of its subsidiaries to perform any of their respective obligations under this Agreement or to consummate any portion of the Reorganization.

     1.32 "MBCA" shall mean the Minnesota Business Corporation Act.

     1.33 "Merger" shall mean the merger of OSP and KRSI more fully described herein.

     1.34 "New Survivor Shares" shall mean the shares of Survivor Common Stock issued in the Offering.

     1.35 "Offering" shall mean the offering of 4,000,000 Shares of Survivor Common Stock at $1.50 per share as more fully described herein.

     1.36 "OSP" shall mean O.S.P. Publishing, Inc., a California corporation.

     1.37 "OSP Affiliated  Group" shall mean OSP, each of the entities listed on
Schedule 5.2 hereto, any other subsidiaries and each member of any affiliated, consolidated, combined or unitary group of which OSP or any of its subsidiaries is a member.

     1.38 "OSP Common Stock" shall mean the common stock of OSP with no par value.

     1.39 "OSP Financial Advisor" shall mean Tamarix Capital Corporation.

     1.40 "OSP Financial Statements" shall mean the balance sheets, statements of operations, statements of changes in shareholders' equity, statements of cash flows, reports thereon by OSP's independent auditors, if any, and any notes thereto which are referred to in Section 5.7 below and Section 8.11 below.

     1.41 "OSP Plans" shall mean all employee benefit plans (as defined in Section 3(3) of ERISA) which OSP or any of its subsidiaries maintains or to which OSP or any of its subsidiaries contributes.

     1.42 "OSP Shareholders" shall mean collectively Angard and Malm.

     1.43 "OSP Shares" shall mean all issued and outstanding shares of OSP Common Stock, and "OSP Share" shall mean one outstanding share of OSP Common Stock.

     1.44 "Other Party" when used with reference to KRSI shall mean OSP and any of its subsidiaries and when used with respect to OSP, shall mean KRSI.

     1.45 "Proxy Statement" shall mean the proxy statement to be filed by KRSI pursuant to the provisions of Section 8.1 below.

     1.46 "Registration Statements" shall mean the registration statements to be filed by KRSI and OSP on Forms S-4 and S-1 pursuant to the provisions of Section
8.1 below.

     1.47 "Reorganization" shall mean the combination of the Merger and the Offering.

     1.48 "SEC" shall mean the Securities and Exchange Commission.

     1.49 "Securities Act" shall mean the Securities Act of 1933, as amended.

     1.50 "Shareholders' Meeting" shall mean the meeting of the shareholders of KRSI to be called to approve the Merger and this Agreement.

     1.51  "State   Takeover   Laws"  shall  mean  any  state   "control   share
acquisition," "anti-takeover" or other similar statutes and regulations.

     1.52 "Surviving Corporation" shall mean the corporation that is the surviving corporation in the Merger.

     1.53 "Survivor Common Stock" shall mean the common stock of the Surviving Corporation with no par value.

     1.54 "Taxes" shall mean all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto.

                             ARTICLE II - THE MERGER

     2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, KRSI shall be merged with and into OSP in accordance with the MBCA and the CGCL, whereupon the separate existence of KRSI shall cease, and OSP shall continue as the Surviving Corporation, all in accordance with this Agreement.

     2.2 Articles of Merger; Effective Time. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article IX below, the parties hereto shall cause the Merger to be consummated by filing the Articles of Merger with the Secretary of State of the State of Minnesota and the Secretary of State of the State of California and make all other filings or recordings required by the MBCA and the CGCL in connection with the Merger and the transactions contemplated by this Agreement. The Merger shall become effective (a) at the later of such time as the Articles of Merger are duly filed with the Secretary of State of the State of Minnesota or the Secretary of State of the State of California or (b) at such later time as may be agreed by the parties in writing and specified in the Articles of Merger.

     2.3 Effect of Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of OSP and KRSI, all as provided under the MBCA and the CGCL.

     2.4 Closing. The Closing will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Article IX at the offices of Manatt, Phelps & Phillips in Los Angeles, California, unless another date, time or place is agreed to in writing by the parties hereto.

     2.5 Articles of Incorporation; By-laws.

     (a) At the Effective Time, the Amended OSP Articles shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation.

     (b) At the Effective Time, the Amended OSP By-laws shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the articles of incorporation of the Surviving Corporation and such by-laws.

     2.6 Directors and Officers. The persons specified in Exhibit 2.6 attached hereto shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation, and the officers of OSP immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation plus George J. Vrabeck as executive vice president, in each case until their respective successors are duly elected or appointed and qualified. The OSP Shareholders shall use their best efforts to ensure the nomination and election of Thomas R. King or his nominee to the board of directors of the Surviving
Corporation at the two annual meetings of the shareholders of the Surviving Corporation immediately following the Effective Time.

                     ARTICLE III - CONVERSION OF SECURITIES;
                            EXCHANGE OF CERTIFICATES

     3.1 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of OSP Common Stock or KRSI Common Stock:

     (a) subject to Section 3.3(b) below, each OSP Share immediately prior to the Effective Time shall be converted into the right to receive the number of shares of Survivor Common Stock equal to the Exchange Ratio; and

     (b) subject to Section 3.3(b) below, each KRSI Share immediately prior to the Effective Time shall be converted into one-half share of Survivor Common Stock.

     3.2 Rights of Holders of OSP and KRSI Common Stock. On and after the Effective Time and until surrendered for exchange, each outstanding stock certificate which immediately prior to the Effective Time represented shares of OSP Common Stock or KRSI Common Stock shall be deemed for all purposes, except as provided in Section 3.3(b) below, to evidence ownership of and to represent the number of whole shares of Survivor Common Stock into which such shares of OSP Common Stock and KRSI Common Stock shall have been converted, and the record holder of such outstanding certificate shall, after the Effective Time, be entitled to vote the shares of Survivor Common Stock into which such shares of OSP Common Stock and KRSI Common Stock shall have been converted on any matters on which the holders of record of Survivor Common Stock, as of any date subsequent to the Effective Time, shall be entitled to vote. In any matters relating to such certificates, the Surviving Corporation may rely conclusively upon the record of shareholders maintained by OSP or by or on behalf of KRSI containing the names and addresses of the holders of record of OSP Common Stock and KRSI Common Stock at the Effective Time.

     3.3 Exchange of Certificates.

     (a) Exchange of Shares. At the Closing, the Surviving Corporation shall deliver to the Exchange Agent the number of shares of Survivor Common Stock to which the holders of the OSP Shares and KRSI Shares are entitled pursuant to
Section 3.2 above, to be held and distributed by the Exchange Agent in accordance with the terms of an agreement by and between the Surviving Corporation and the Exchange Agent and the terms of this Agreement. As soon as possible after the Closing, the Exchange Agent shall deliver to all the shareholders of record of both OSP and KRSI as of the Effective Time a transmittal letter in form and substance satisfactory to the Surviving Corporation and the Exchange Agent. Upon receipt from the holders of the OSP Shares and the KRSI Shares of the letter of transmittal duly executed by such holder, the certificates representing the OSP Shares or KRSI Shares, as appropriate, for cancellation and such other documents as may reasonably be required by the Exchange Agent, the Exchange Agent shall deliver to such holder one or more certificates representing the appropriate number of shares of Survivor Common Stock. The shares of Survivor Common Stock issued upon the surrender for exchange of the OSP Shares and the KRSI Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the OSP Shares and the KRSI Shares exchanged therefor.

     (b) No Fractional Shares. No certificates or scrip representing fractional shares of Survivor Common Stock shall be issued upon the surrender for exchange of the certificates representing the OSP Shares or the KRSI Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of KRSI. Notwithstanding any other provision of this Agreement, each holder of OSP Shares or KRSI Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Survivor Common Stock (after taking into account all certificates representing OSP Shares or KRSI Shares delivered by such holder) shall receive, in lieu thereof, one additional share of Survivor Common Stock.


                            ARTICLE IV - THE OFFERING

     OSP and KRSI shall each use their respective reasonable best efforts to commence the Offering as soon as possible after the execution of this Agreement and to close the Offering coincident with the Closing of the Merger. The
Offering shall be made to pursuant to the prospectus contained in the Registration Statement filed on Form S-1. With the mutual agreement of OSP and KRSI, one or more persons may be retained to assist with the Offering pursuant to such agreements as are mutually acceptable to KRSI and OSP, and may be paid such fees, expenses and commissions as are mutually acceptable to KRSI and OSP.
Exhibit 4.1 provides a pro forma summary of the ownership of the Survivor Common Stock immediately following the Closing of the Merger and the Offering.

          ARTICLE V - REPRESENTATIONS AND WARRANTIES OF OSP AND THE OSP
                                  SHAREHOLDERS

     Except as set forth in and qualified by the schedules attached hereto, OSP hereby makes the following representations and warranties to KRSI, and except as set forth in and qualified by the schedules attached hereto, the OSP
Shareholders, jointly and severally, hereby make the representations and warranties set forth in Sections 5.1, 5.3, 5.6, 5.9, 5.10, 5.17 and 5.18 below to KRSI.

     5.1 Corporate Existence and Power. OSP is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all corporate powers required to carry on its business as now conducted. OSP is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on OSP. The copies of the articles of incorporation and by-laws of OSP which have been delivered to KRSI by OSP are as of the date hereof and will be at the Effective Time true and complete copies of the articles of incorporation and by-laws of OSP.

     5.2 OSP Subsidiaries. Schedule 5.2 hereto lists each subsidiary of OSP, together with its jurisdiction of incorporation or organization. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth on Schedule
5.2 hereto, owned by OSP free and clear of any Liens. Except for the capital stock of its subsidiaries, OSP does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity. At the Effective Time, OSP will own all of the outstanding shares of capital stock of Button Exchange, Ltd. As has been previously disclosed to KRSI, discussions are ongoing with Stanley DeSantis regarding the ownership of Stanley DeSantis Inc.'s common stock. If and to the extent that OSP proposes to enter into an agreement that would result in any change in the ownership of Stanley DeSantis Inc.'s common stock prior to the Effective Time, OSP will so advise KRSI. Any such agreement will not be entered into without KRSI's prior written consent, which shall not be unreasonably withheld.

     5.3 Corporate Authorization. The execution, delivery and performance by OSP of this Agreement and the consummation by OSP of the transactions contemplated hereby are within OSP's corporate powers and have been duly authorized by all necessary corporate action on the part of OSP, including without limitation approval of the OSP Shareholders. This Agreement has been duly and validly executed and delivered by OSP and the OSP Shareholders and constitutes a valid and binding agreement of OSP and the OSP Shareholders enforceable in accordance with its terms.

     5.4 Governmental Authorization. The execution, delivery and performance by OSP and the OSP Shareholders of this Agreement and the consummation of the Merger by OSP require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of the Articles of Merger in accordance with the MBCA and the CGCL, (b) compliance with any applicable requirements of the Securities Act, (c) compliance with any applicable requirements of the Exchange Act, (d) compliance with the rules or regulations of NASDAQ, (e) compliance with the securities laws of various states and (f) any action or filing which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on any party hereto.

     5.5 Non-Contravention. The execution, delivery and performance by OSP and the OSP Shareholders of this Agreement does not, and the consummation by OSP and the OSP Shareholders of the transactions contemplated hereby will not, (a) contravene or conflict with the articles of incorporation or by-laws of OSP, (b) assuming compliance with the matters referred to in Section 5.4 above, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to OSP or its subsidiaries or the OSP Shareholders, other than such contraventions, conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect on any party hereto, (c) assuming that the consents listed on Schedule 5.5 hereto are obtained prior to the Effective Time, constitute a breach or violation of, or a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of OSP or any of its subsidiaries or to a loss of any benefit to which OSP or any of its subsidiaries is entitled under any provision of, any agreement, contract or other instrument binding upon OSP or any of its subsidiaries or any license, franchise, permit or other similar authorization held by OSP or any of its subsidiaries, other than such breaches, violations, defaults, rights or losses which would not, individually or in the aggregate, have a Material Adverse Effect on OSP, or (d) result in the creation or imposition of any Lien on any asset of OSP or any of its subsidiaries, other than any such creation or imposition which would not, individually or in the aggregate, have a Material Adverse Effect on OSP. Schedule 5.5 hereto sets forth a true, complete and correct list of all consents, approvals and authorizations required to be obtained by OSP and any of its subsidiaries from any third party (other than as otherwise expressly contemplated by Section 5.4 of this Agreement) in connection with this Agreement, the Merger and the transactions contemplated hereby where the failure of OSP or any of its subsidiaries to obtain such consent, approval or authorization, individually or in the aggregate, would have a Material Adverse Effect on any party hereto.

     5.6 Capitalization. The authorized capital stock of OSP consists of 10,000 shares of OSP Common Stock. As of the date of this Agreement, there are outstanding 1,636 shares of OSP Common Stock and a warrant to purchase up to 50 shares of OSP Common Stock. All outstanding shares of OSP Common Stock are, and all shares of Survivor Common Stock which may be issued pursuant to the Reorganization will be, when issued in accordance with the terms hereof, duly authorized and validly issued and are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. Except as set forth in this Section, there are outstanding (a) no shares of OSP Common Stock or other voting securities of OSP, (b) no securities of OSP convertible into or exchangeable for shares of OSP Common Stock or voting securities of OSP and (c) no options, warrants or other rights to acquire from OSP, and no obligation of OSP to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of OSP. There are no outstanding obligations of OSP to repurchase, redeem or otherwise acquire any OSP Common Stock. As of the date hereof all of the shares of OSP Common Stock are owned by the OSP Shareholders free and clear from all Liens. As of the Effective Time, all of the shares of OSP Common Stock will be owned by the OSP Shareholders free and clear of all Liens, except to the extent that the warrant to purchase up to 50 shares of OSP Common Stock referred to in this Section 5.6 has been exercised between the date hereof and the Effective Time.

     5.7 OSP Financial Statements. OSP has furnished KRSI true and complete copies of its consolidated balance sheets, statements of operations, statements of changes in shareholders' equity and statements of cash flows together with the report thereon by Deloitte & Touche LLP, OSP's independent auditors, for its fiscal years ended December 31, 1993 and December 31, 1994 and has furnished unaudited updates thereof as of and for the period ending December 31, 1995. The OSP Financial Statements have been, and any OSP Financial Statements delivered to KRSI for subsequent periods will be, prepared in conformance with generally accepted accounting principles applied on a basis consistent with prior periods, and fairly present and will fairly present in all material respects the financial condition of OSP and its subsidiaries as of the represented dates thereof and the results of OSP's and its subsidiaries' operations for the periods covered thereby.

     5.8 OSP's Books and Records. The books of account and records (including customer order files, employment records, licensing records, employment records and production and manufacturing records) of OSP and its subsidiaries are complete, true and correct in all material respects.

     5.9 OSP Contracts with Related Parties. Except as disclosed on Schedule 5.9 hereto, there are no material agreements or contracts by, between or among OSP or any of its subsidiaries and any of OSP's officers, directors or the OSP Shareholders.

     5.10 Absence of Certain Changes or Events. Except as expressly contemplated by this Agreement, since December 31, 1995, OSP and each of its subsidiaries has conducted its business only in the ordinary course, and there has not been:

     (a) any event, occurrence or development of a state of circumstances or facts which has had a Material Adverse Effect on OSP;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of OSP Common Stock, or any repurchase, redemption or other acquisition by OSP of any outstanding shares of OSP Common Stock or other securities of, or other ownership interests in, OSP except as described in Schedule 5.10(b) hereto;

     (c) any split, combination or reclassification of any of OSP Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of OSP Common Stock;

     (d) any incurrence, assumption or guarantee by OSP or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices (including any such borrowings under its existing bank credit facility) except as described in Schedule 5.10(d) hereto;

     (e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business assets of OSP or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on OSP;

     (f) any change in any method of accounting or accounting practice by OSP or any of its subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles; or

     (g) any (i) grant except pursuant to agreements in effect on the date of this Agreement and disclosed in a Schedule hereto, of any material severance or termination pay to any director, officer or employee of OSP or any of its subsidiaries, (ii) entering into any material employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of OSP or any of its subsidiaries, (iii) material increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) other than in the ordinary course of business consistent with past practices, material increase in compensation, bonus or other benefits payable to directors, officers or employees of OSP or any of its subsidiaries.

     5.11 Litigation. Except as disclosed in Schedule 5.11 hereto, there is no action, suit, investigation or proceeding pending against or, to the knowledge of OSP and the OSP Shareholders, threatened against or affecting, OSP or any of its subsidiaries or properties (other than any such suit, action or proceeding challenging the transactions contemplated by this Agreement or any provision of this Agreement or seeking to restrain or prohibit the consummation of the Merger) that, if determined or resolved adversely to OSP or its subsidiaries (in accordance with the plaintiff's demands, if applicable), individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on OSP.

     5.12 Taxes. Except as set forth in Schedule 5.12, each of the OSP Affiliated Group has filed all material tax returns and reports required to be filed by it and has paid (or OSP has paid on its behalf) all of the Taxes required to be paid by it (other than Taxes, the failure to pay which would not, individually or in the aggregate, have a Material Adverse Effect on OSP), and the most recent financial statements contained in the OSP Financial Statements reflect an adequate reserve for all material Taxes payable by OSP and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any Taxes have been proposed, asserted or assessed against OSP or any member of the OSP Affiliated Group (other than deficiencies, the liability for which would not, individually or in the aggregate, have a Material Adverse Effect on OSP), and no requests for waivers of the time to assess any Taxes are pending. None of the assets or properties of OSP or any of its subsidiaries is subject to any tax lien (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings) except for liens which would not, individually or in the aggregate, have a Material Adverse Effect on OSP.

     5.13 Title to Assets. As of the dates of the respective balance sheets that are part of the OSP Financial Statements, OSP and its subsidiaries owned and will own the assets reflected therein as of such dates. As of the date hereof and as of the Effective Time, OSP and its subsidiaries shall hold title to their respective assets free and clear of all Liens, except as disclosed in Schedule
5.13 hereto.

     5.14 Labor Matters. Neither OSP nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by OSP or any of its subsidiaries.

     5.15 Employee Benefit Plans.

     (a) Schedule 5.15 hereto sets forth a list of all OSP Plans. Except for the OSP Plans, with respect to all employees and former employees of OSP or any of its subsidiaries and all dependents and beneficiaries of such employees and former employees, (i) neither OSP nor any of its subsidiaries maintains or contributes to any nonqualified deferred compensation or retirement plans, contracts or arrangements, (ii) neither OSP nor any of its subsidiaries maintains or contributes to any qualified defined contribution plans (as defined in Section 3(34) of ERISA, or Section 414(i) of the Code), (iii) neither OSP nor any of its subsidiaries maintains or contributes to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code) and (iv) neither OSP nor any of its subsidiaries maintains or contributes to any employee welfare benefit plans (as defined in Section 3(1) of ERISA).

     (b) The OSP Plans comply in all material respects with the requirements of ERISA and the Code, except for such failures to comply which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on OSP.

     (c) OSP has delivered to KRSI true and complete copies of (i) all OSP Plans, (ii) the most recent determination letter, if any, received by OSP or any of its subsidiaries from the Internal Revenue Service regarding the OSP Plans
(iii) the most recent financial statements and annual report or return for the OSP Plans and (iv) the most recently prepared actuarial valuation reports for the OSP Plans, if any.

     (d) Neither OSP nor any of its subsidiaries contributes (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. Neither OSP nor any of its subsidiaries has any actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. Neither OSP nor any of its subsidiaries has any actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the OSP Plans (whether or not subject to ERISA) and (ii) health care continuation benefits described in
Section 4980B of the Code.

     (e) Neither OSP nor any of its subsidiaries nor any of their directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the OSP Plans which would subject OSP, KRSI, the Surviving Corporation or OSP's subsidiaries or any of their respective directors, officers or employees to any liability under ERISA or any applicable law, which liability would have a Material Adverse Effect on OSP.

     (f) Neither OSP nor any of its subsidiaries has incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA, which liability would have a Material Adverse Effect on OSP.

     5.16 Compliance with Laws. Except as disclosed on Schedule 5.16 hereto, neither OSP nor any of its subsidiaries (a) is in violation of, nor has it violated, any applicable provisions of any laws, statutes, ordinances or regulations or (b) has received any notice from any Governmental Entity or any other person that OSP or any of its subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations, except in the case of clauses (a) and (b), for violations, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on OSP. Each of OSP and its subsidiaries has all permits, licenses and franchises from Governmental Entities required to conduct its business as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on OSP.

    5.17 Brokers. No broker, investment banker, financial advisor or other person, other than the OSP Financial Advisor, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of OSP and/or the OSP Shareholders and not entered into pursuant to the provisions of this Agreement. The fees and expenses of the OSP Financial Advisor will be paid by the Surviving Corporation. OSP has provided KRSI with a true and correct copy of the fee agreement among OSP, the OSP Shareholders and the OSP Financial Advisor.

     5.18 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding OSP Shares are entitled to cast at a meeting called for the purpose of approving the Merger, the Offering and this Agreement is the only vote of holders of any OSP capital stock required to approve this Agreement, the Merger, the Offering and the transactions contemplated hereby.

     5.19 Environmental Matters. OSP and its subsidiaries are in compliance with all Environmental Laws, except for any noncompliance that, either singly or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on OSP. OSP has previously furnished to KRSI a true and correct list of all Hazardous Materials generated, used, handled or stored by OSP or any of its subsidiaries, the proper disposal of which will require any material expenditure by OSP or any of its subsidiaries. OSP has previously made available to KRSI copies of all documents concerning any environmental or health and safety matter adversely affecting OSP or any of its subsidiaries and copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any Governmental Entity regarding the foregoing.

     5.20 Trademarks, Patents and Copyrights. OSP and its subsidiaries own, or possess adequate licenses or other valid rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register and registrations for, the foregoing patents, trademarks, service marks, know-how and other proprietary rights and information used in connection with the business of OSP and its subsidiaries as currently conducted, and no assertion or claim has been made in writing challenging the validity of any of such rights. The conduct of the business of OSP and its subsidiaries as currently conducted does not conflict in any way with any patent, patent rights, license, trademark, trademark right, trade name, trade name right, service mark, copyright or other proprietary right of any other person, OSP has received no claim or threat that any such conflict exists, and no litigation, claim, suit, action, proceeding, or complaint concerning the foregoing has been filed or is ongoing. Except as set forth in Schedule 5.20 hereto, OSP and its subsidiaries have the unencumbered right to sell their products and services (whether now offered for sale or under development) free from any royalty or other obligations to any third parties.

     5.21 Contracts and Other Agreements. All contracts and agreements listed on
Schedule 5.21 hereto are valid, existing, in full force and effect, binding upon OSP or its subsidiaries, as the case may be, and to the best knowledge of OSP, binding upon the other parties thereto in accordance with their terms, and OSP and its subsidiaries have paid in full or accrued all amounts now due from them thereunder and have satisfied in full or provided for all of their liabilities and obligations thereunder which are presently required to be satisfied or provided for, and are not in default under any of them, nor, to the best knowledge of OSP and the OSP Shareholders, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.
Schedule 5.21 hereto sets forth a list of the following contracts and other agreements to which OSP or any of its subsidiaries is a party or by or to which they or their assets or properties are bound or subject:

     (a) any agreement that individually requires aggregate expenditures by OSP or any of its subsidiaries in any one year of more than $50,000;

     (b) any indenture, trust agreement, loan agreement or note that involves or evidences outstanding indebtedness, obligations or liabilities for borrowed money in excess of $50,000;

     (c) any lease, sublease, installment purchase or similar arrangement for the purchase, use or occupancy of real or personal property (i) that individually requires aggregate expenditures by OSP or any of its subsidiaries in any one year of more than $50,000, or (ii) pursuant to which OSP or any of its subsidiaries is the lessor of any real property which has rentals over $50,000 per year, together with the date of termination of such leases, the name of the other party and the annual rental payments required to be made under such leases;

     (d) any agreement of surety, guarantee or indemnification, other than (i) an agreement in the ordinary course of business with respect to obligations in an amount not in excess of $50,000, or (ii) indemnification provisions contained in leases not otherwise required to be disclosed;

     (e) any agreement, including without limitation employment agreements and bonus plans, relating to the compensation of, or obligating OSP to make payments (whether such payments are fixed in amount or contingent) to, (i) officers, (ii) employees, (iii) former employees, (iv) consultants, (v) advisors or (vi) any person who was promised such payments;

     (f) any agreement containing covenants of OSP or any of its subsidiaries not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with OSP or any of its subsidiaries in any line of business of OSP or any of its subsidiaries.

     (g) any agreement granting or restricting the right of OSP or any of its subsidiaries to use a trade name, trade mark or logo;

     (h) any agreement with any customer or supplier that cannot be terminated without penalty in excess of $10,000 by OSP or any of its subsidiaries within ninety days; and

     (i) any franchise, licensing or development agreement.

     True and complete copies of all of the contracts and other agreements set forth in Schedule 5.21 hereto (or required to be set forth therein) have been previously provided to KRSI.

     5.22 Insurance. Schedule 5.22 attached hereto contains a complete listing of all policies of insurance maintained by OSP and its subsidiaries as of the date hereof and at all times during the twenty four month period ending on the date hereof. All such policies of insurance are in full force and effect, and true and correct copies of all such policies of insurance have been previously provided to KRSI.

     5.23 Disclosure. To the best knowledge of OSP and the OSP Shareholders, all material facts relating to the business, operations, properties, assets, liabilities (contingent or otherwise), and financial condition of OSP and its subsidiaries have been disclosed to KRSI in or in connection with this Agreement. The representations, warranties and statements made by OSP and the OSP Shareholders in this Agreement and in the certificates delivered pursuant hereto do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

               ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF KRSI

     KRSI represents and warrants to OSP and the OSP Shareholders that, except as set forth in and qualified by the schedules attached hereto:

     6.1 Corporate Existence and Power. KRSI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, and has all corporate powers required to carry on its business as now conducted. KRSI is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on KRSI. The copies of the articles of incorporation and by-laws of KRSI which have been delivered to OSP by KRSI are true and complete copies of the articles of incorporation and by-laws of KRSI.

     6.2 KRSI Subsidiaries. KRSI has no subsidiaries. KRSI does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

     6.3 Corporate Authorization. Subject to obtaining the approval of the shareholders of KRSI at the Shareholders' Meeting, the execution, delivery and performance by KRSI of this Agreement and the consummation by KRSI of the transactions contemplated hereby to be consummated by it are within its corporate powers and have been duly authorized by all necessary corporate action on the part of KRSI. This Agreement has been duly and validly executed and delivered by KRSI and constitutes a valid and binding agreement of KRSI enforceable in accordance with its terms.

     6.4 Governmental Authorization. The execution, delivery and performance by KRSI of this Agreement and the consummation by KRSI of the transactions contemplated hereby to be consummated by them require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of Articles of Merger in accordance with the MBCA and CGCL, (b) compliance with any applicable requirements of the Securities Act, (c) compliance with any applicable requirements of the Exchange Act, (d) compliance with the rules or regulations of NASDAQ, (e) compliance with the securities laws of various states and (f) any action or filing which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on any party hereto.

     6.5 Non-Contravention. The execution, delivery and performance by KRSI of this Agreement does not, and the consummation by KRSI of the transactions contemplated hereby will not, (a) contravene or conflict with the articles of incorporation or by-laws of KRSI, (b) assuming compliance with the matters referred to in Section 6.4 above, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to KRSI other than such contraventions, conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect on any party hereto, (c) assuming that the consents listed on Schedule 6.5 hereto are obtained prior to the Effective Time, constitute a breach or violation of, or a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of KRSI or to a loss of any benefit to which KRSI is entitled under any provision of, any agreement, contract or other instrument binding upon KRSI or any license, franchise, permit or other similar authorization held by KRSI, other than such breaches, violations, defaults, rights or losses which would not, individually or in the aggregate, have a Material Adverse Effect on KRSI, or (d) result in the creation or imposition of any Lien on any asset of KRSI, other than any such creation or imposition which would not, individually or in the aggregate, have a Material Adverse Effect on KRSI. Schedule 6.5 sets forth a true, complete and correct list of all consents, approvals and authorizations required to be obtained by KRSI from any third party (other than as otherwise expressly contemplated by Section 6.4 of this Agreement) in connection with this Agreement, the Reorganization and the transactions contemplated hereby where the failure of KRSI to obtain such consent, approval or authorization, individually or in the aggregate, would have a Material Adverse Effect on KRSI.

     6.6 Capitalization. The authorized capital stock of KRSI consists of 10,000,000 shares of KRSI Common Stock. As of the date of this Agreement, there are outstanding 4,082,373 shares of KRSI Common Stock. As of the date of this Agreement, KRSI has reserved 1,438,589 shares of KRSI Common Stock for issuance to upon exercise of outstanding employee and director stock options and outstanding warrants to purchase shares of KRSI Common Stock. All outstanding shares of KRSI Common Stock are duly authorized, validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws. The KRSI Common Stock is registered pursuant to Section 12(g) of the Exchange Act. Except as set forth in this Section or on Schedule 6.6 attached hereto and except for changes since the date hereof resulting from the exercise, cancellation or exchange of currently outstanding options and warrants listed on Schedule 6.6 hereto, there are outstanding (a) no shares of KRSI Common Stock or other voting securities of KRSI, (b) no securities of KRSI convertible into or exchangeable for shares of capital stock or voting securities of KRSI and (c) no options or other rights to acquire from KRSI, and no obligation of KRSI to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of KRSI. There are no outstanding obligations of KRSI to repurchase, redeem or otherwise acquire any KRSI Common Stock.

     6.7 SEC Documents. KRSI has filed all KRSI SEC Documents and has previously provided to OSP copies of all SEC comment letters received in connection therewith. As of their respective dates, the KRSI SEC Documents complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such KRSI SEC Documents, and none of the KRSI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any KRSI SEC Document has been revised or superseded by a later-filed KRSI SEC Document, filed and publicly available prior to the date of this Agreement, as of the date of this Agreement, none of the KRSI SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of KRSI included in the KRSI SEC Documents complied as of their respective dates of filing with the SEC as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of KRSI as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as to the extent that information contained in any KRSI SEC Document has been revised or superseded by a later-filed KRSI SEC Document, filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, KRSI has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a balance sheet of KRSI or in the notes thereto which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on KRSI.

     6.8 KRSI's Books and Records. The books of account and records (including customer order files, employment records, licensing records, employment records and production and manufacturing records) of KRSI are complete, true and correct in all material respects.

     6.9 KRSI  Contracts with Related  Parties.  Except as disclosed on Schedule
6.9 hereto or in the KRSI SEC Documents, there are no material agreements or contracts by, between or among KRSI and any of KRSI's officers, directors or shareholders.

     6.10 Absence of Certain Changes or Events. Except as disclosed in the KRSI SEC Documents, and except as expressly contemplated by this Agreement, since the date of the most recent audited financial statements included in the KRSI SEC Documents, KRSI has conducted its business only in the ordinary course, and there has not been:

     (a) any event, occurrence or development of a state of circumstances or facts which has had a Material Adverse Effect on KRSI;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of KRSI Common Stock, or any repurchase, redemption or other acquisition by KRSI of any outstanding shares of KRSI Common Stock or other securities of, or other ownership interests in, KRSI;

     (c) any split, combination or reclassification of any of KRSI Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of KRSI Common Stock;

     (d) any incurrence, assumption or guarantee by KRSI of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices (including any such borrowings under its existing bank credit facility) except as described in Schedule 6.10(d) hereto;

     (e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business assets of KRSI which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on KRSI;

     (f) any change in any method of accounting or accounting practice by KRSI, except for any such change required by reason of a concurrent change in generally accepted accounting principles; or

     (g) any (i) grant, except pursuant to agreements in effect on the date of this Agreement and disclosed in a Schedule hereto, of any material severance or termination pay to any director, officer or employee of KRSI, (ii) entering into any material employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of KRSI, (iii) material increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) other than in the ordinary course of business consistent with past practices, material increase in compensation, bonus or other benefits payable to directors, officers or employees of KRSI.

     6.11 Litigation.  Except as disclosed in the KRSI SEC Documents or Schedule
6.11 attached hereto, there is no action, suit, investigation or proceeding pending against or, to the knowledge of KRSI, threatened against or affecting, KRSI or any of its properties (other than any such suit, action or proceeding challenging the transactions contemplated by this Agreement or seeking to restrain or prohibit the consummation of any part of the Reorganization) that, if determined or resolved adversely to KRSI (in accordance with the plaintiff's demands, if applicable), individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on KRSI.

     6.12 Taxes. KRSI has filed all material tax returns and reports required to be filed by it and has paid all of the Taxes required to be paid by it (other than Taxes, the failure to pay which would not, individually or in the aggregate, have a Material Adverse Effect on KRSI), and the most recent financial statements contained in the KRSI SEC Documents reflect an adequate reserve for all material Taxes payable by KRSI for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any Taxes have been proposed, asserted or assessed against KRSI (other than deficiencies, the liability for which would not, individually or in the aggregate, have a Material Adverse Effect on KRSI), and no requests for waivers of the time to assess any Taxes are pending. None of the assets or properties of KRSI is subject to any tax lien (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings) except for liens which would not, individually or in the aggregate, have a Material Adverse Effect on KRSI.

     6.13 Title to Assets. As of the dates of the respective balance sheets that are part of the KRSI SEC Documents, KRSI owned and will own the assets reflected thereon as of such dates. As of the date hereof and as of the Effective Time, KRSI shall hold title to its assets free and clear of all Liens, except as described in Schedule 6.13 hereto.

     6.14 Labor Matters. KRSI is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by KRSI.

     6.15 Employee Benefit Plans.

     (a) Schedule 6.15 hereto sets forth a list of all KRSI Plans. Except for the KRSI Plans, with respect to all employees and former employees of KRSI and all dependents and beneficiaries of such employees and former employees, (i) KRSI does not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements, (ii) KRSI does not maintain or contribute to any qualified defined contribution plans (as defined in Section 3(34) of ERISA, or Section 414(i) of the Code), (iii) KRSI does not maintain or contribute to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code) and (iv) KRSI does not maintain or contribute to any employee welfare benefit plans (as defined in Section 3(1) of ERISA).

     (b) The KRSI Plans comply in all material respects with the requirements of ERISA and the Code, except for such failures to comply which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on KRSI.

     (c) KRSI has delivered to OSP true and complete copies of (i) all KRSI Plans, (ii) the most recent determination letter, if any, received by KRSI or any of its subsidiaries from the Internal Revenue Service regarding the KRSI Plans, (iii) the most recent financial statements and annual report or return for the KRSI Plans and (iii) the most recently prepared actuarial valuation reports for the KRSI Plans, if any.

     (d) KRSI does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. KRSI does not have any actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. KRSI does not have any actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the KRSI Plans (whether or not subject to ERISA) and (ii) health care continuation benefits described in
Section 4980B of the Code.

     (e) Neither KRSI nor any of its directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the KRSI Plans which would subject KRSI, OSP, the Surviving Corporation, OSP's subsidiaries or any of their respective directors, officers or employees to any liability under ERISA or any applicable law, which liability would have a Material Adverse Effect on KRSI.

     (f) KRSI has not incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and
Section 502(i) of ERISA, which liability would have a Material Adverse Effect on KRSI.

     6.16 Compliance with Laws. Except as disclosed in the KRSI SEC Documents or on Schedule 6.16 hereto, KRSI (a) is not in violation of, nor has it violated, any applicable provisions of any laws, statutes, ordinances or regulations and
(b) has not received any notice from any Governmental Entity or any other person that KRSI is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations, except in the case of clauses (a) and
(b), for violations, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect. KRSI has all permits, licenses and franchises from Governmental Entities required to conduct its business as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on KRSI

     6.17 Brokers. Except for discounts, commissions and expenses in connection with the Offering, no broker, investment banker, financial advisor or other person, other than the KRSI Financial Advisor is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of KRSI. The fees and expenses of the KRSI Financial Advisor will be paid by the Surviving Corporation. KRSI has provided OSP with a true and correct copy of the fee agreement between KRSI and the KRSI Financial Advisor.

     6.18 Vote Required. The affirmative votes of the holders of the outstanding shares of the KRSI Common Stock to be described in the Proxy Statement are the only votes of holders of capital stock of KRSI required to approve the Merger, this Agreement and the transactions contemplated hereby.

     6.19 Environmental Matters. KRSI is in compliance with all Environmental Laws, except for any noncompliance that, either singly or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on KRSI. KRSI has previously furnished to OSP a true and correct list of all Hazardous Materials generated, used, handled or stored by KRSI, the proper disposal of which will require any material expenditure by KRSI. KRSI has previously made available to OSP copies of all documents concerning any environmental or health and safety matter adversely affecting KRSI and copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any Governmental Entity regarding the foregoing.

     6.20 Trademarks, Patents and Copyrights. KRSI owns, or possesses adequate licenses or other valid rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register and registrations for, the foregoing patents, trademarks, service marks, know-how and other proprietary rights and information used in connection with the business of KRSI as currently conducted, and no assertion or claim has been made in writing challenging the validity of any of such rights. The conduct of the business of KRSI as currently conducted does not conflict in any way with any patent, patent rights, license, trademark, trademark right, trade name, trade name right, service mark, copyright or other proprietary right of any other person, KRSI has received no claim or threat that any such conflict exists, and no litigation, claim, suit, action, proceeding, or complaint concerning the foregoing has been filed or is ongoing. Except as set forth in Schedule 6.20 hereto, KRSI has the unencumbered right to sell its products and services (whether now offered for sale or under development) free from any royalty or other obligations to any third parties.

     6.21 Contracts and Other Agreements. All contracts and agreements listed on
Schedule 6.21 hereto are valid, existing, in full force and effect, binding upon KRSI and to the best knowledge of KRSI, binding upon the other parties thereto in accordance with their terms, and KRSI has paid in full or accrued all amounts now due from them thereunder and have satisfied in full or provided for all of its liabilities and obligations thereunder which are presently required to be satisfied or provided for, and is not in default under any of them, nor, to the best knowledge of KRSI, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Schedule 6.21 hereto sets forth a list of the following contracts and other agreements to which KRSI is a party or by or to which it or its assets or properties are bound or subject:

     (a) any agreement that individually requires aggregate expenditures by KRSI in any one year of more than $50,000;

     (b) any indenture, trust agreement, loan agreement or note that involves or evidences outstanding indebtedness, obligations or liabilities for borrowed money in excess of $50,000;

     (c) any lease, sublease, installment purchase or similar arrangement for the purchase, use or occupancy of real or personal property (i) that individually requires aggregate expenditures by KRSI in any one year of more than $50,000, or (ii) pursuant to which KRSI is the lessor of any real property which has rentals over $50,000 per year, together with the date of termination of such leases, the name of the other party and the annual rental payments required to be made under such leases;

     (d) any agreement of surety, guarantee or indemnification, other than (i) an agreement in the ordinary course of business with respect to obligations in an amount not in excess of $50,000, or (ii) indemnification provisions contained in leases not otherwise required to be disclosed;

     (e) any agreement, including without limitation employment agreements and bonus plans, relating to the compensation of, or obligating KRSI to make payments (whether such payments are fixed in amount or contingent) to, (i) officers, (ii) employees, (iii) former employees, (iv) consultants, (v) advisors or (vi) any person who was promised such payments;

     (f) any agreement containing covenants of KRSI not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with KRSI in any line of business of KRSI.

     (g) any agreement granting or restricting the right of KRSI to use a trade name, trade mark or logo;

     (h) any agreement with any customer or supplier that cannot be terminated without penalty in excess of $10,000 by KRSI within ninety days; and

     (i) any franchise, licensing or development agreement.

     True and complete copies of all of the contracts and other agreements set forth in Schedule 6.21 hereto (or required to be set forth therein) have been previously provided to OSP.

     6.22 Insurance. Schedule 6.22 attached hereto contains a complete listing of all policies of insurance maintained by KRSI as of the date hereof and at all times during the twenty four month period ending on the date hereof. All such policies of insurance are in full force and effect, and true and correct copies of all such policies of insurance have been previously provided to OSP.

     6.23 Disclosure. To the best knowledge of KRSI, all material facts relating to the business, operations, properties, assets, liabilities (contingent or otherwise), and financial condition of KRSI and its subsidiaries have been disclosed to OSP in or in connection with this Agreement. The representations, warranties and statements made by KRSI in this Agreement and in the certificates delivered pursuant hereto do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

             ARTICLE VII - COVENANTS RELATING TO CONDUCT OF BUSINESS

     7.1 Conduct of Business by OSP. Except as contemplated by this Agreement or as described on Schedule 7.1 attached hereto, from the date hereof until the Effective Time, OSP and its subsidiaries shall conduct their respective businesses in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, except as provided in this Agreement, from the date hereof until the Effective Time, neither OSP nor any of its subsidiaries will and the OSP Shareholders will not permit OSP and its subsidiaries to, without the prior written approval of KRSI:

     (a) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

     (b) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any OSP Common Stock, except for distributions required for the payment of Angard's and Malm's respective tax liabilities for the year ended December 31, 1995 and for the period from January 1, 1996 through the Closing computed in a manner consistent with past practices;

     (c) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof except in the ordinary course of business consistent with past practice or (ii) any assets that are material, individually or in the aggregate, to OSP, except purchases of inventory in the ordinary course of business consistent with past practice;

     (d) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

     (e) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of OSP or any of its securities, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than (A) to OSP or (B) advances to employees in accordance with past practice;

     (f) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000;

     (g) make any material tax election or settle or compromise any material tax liability;

     (h) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent OSP Financial Statements or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which OSP or any of its subsidiaries is a party;

     (i) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which OSP or any of its subsidiaries is a party or waive, release or assign any material rights or claims;

     (j) enter into any contracts, agreements, arrangements or understandings relating to the distribution, sale or marketing by third parties of OSP's or any of its subsidiaries' products or products licensed by OSP or any of its subsidiaries except in the ordinary course of business consistent with past practice;

     (k) except as required to comply with applicable law, (i) adopt, enter into, terminate or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation or other plan, trust arrangement or fund for the benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses in the ordinary course of business consistent with past practice), (iii) pay any benefit not provided for under an OSP Plan, (iv) except as permitted in clause (ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or OSP Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any OSP Plans or agreement or awards made thereunder) or (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or OSP Plan;

     (l) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles; or

     (m) authorize any of, or commit or agree to take any of, the foregoing actions.

     7.2 Conduct of Business by KRSI. Except as contemplated by this Agreement or as described on Schedule 7.2 attached hereto, from the date hereof until the Effective Time, KRSI shall conduct its business in the ordinary course consistent with past practice and shall use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, except as provided in this Agreement, from the date hereof until the Effective Time, KRSI will not, without the prior written approval of OSP:

     (a) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

     (b) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any KRSI Common Stock;

     (c) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof except in the ordinary course of business consistent with past practice or (ii) any assets that are material, individually or in the aggregate, to KRSI, except purchases of inventory in the ordinary course of business consistent with past practice;

     (d) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

     (e) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of OSP or any of its securities, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than (A) to KRSI or (B) advances to employees in accordance with past practice;

     (f) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000;

     (g) make any material tax election or settle or compromise any material tax liability;

     (h) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent balance sheet contained in the KRSI SEC Documents or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which KRSI is a party;

     (i) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which KRSI or any of its subsidiaries is a party or waive, release or assign any material rights or claims;

     (j) enter into any contracts, agreements, arrangements or understandings relating to the distribution, sale or marketing by third parties of KRSI's or any of its subsidiaries' products or products licensed by KRSI except in the ordinary course of business consistent with past practice;

     (k) except as required to comply with applicable law, (i) adopt, enter into, terminate or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation or other plan, trust arrangement or fund for the benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses in the ordinary course of business consistent with past practice), (iii) pay any benefit not provided for under a KRSI Plan, (iv) except as permitted in clause (ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or KRSI Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any KRSI Plans or agreement or awards made thereunder) or (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or KRSI Plan;

     (l) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles; or

     (m) authorize any of, or commit or agree to take any of, the foregoing actions.

     7.3 Other Action. OSP and KRSI shall not, and OSP shall not permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of the representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger and consummation of the transactions contemplated by this Agreement set forth in Article IX below not being satisfied (subject to KRSI's right to take action specifically permitted by Section 7.4 below).

     7.4 No Solicitation of Transactions. OSP and KRSI shall, and shall each direct and use their respective commercially reasonable efforts to cause their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to initiate, solicit or knowingly encourage, directly or indirectly (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by them to take any such action, and OSP and KRSI shall notify the other of all inquiries or proposals which such party may receive relating to any of such matters and if such inquiry or proposal is in writing, shall deliver to the other party a copy of such inquiry or proposal; provided, however, that nothing contained in this Section 7.4 shall prohibit the Board of Directors of KRSI from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, bona fide proposal to acquire KRSI pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction or to acquire a substantial portion of the assets of KRSI if, and only to the extent that, (A) the Board of Directors of KRSI determines, which determination is supported by a written legal opinion from counsel for KRSI reasonably acceptable to OSP, in good faith that such action is necessary for the Board of Directors of KRSI to comply with its fiduciary duties to the shareholders of KRSI under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, KRSI (1) provides written notice to OSP to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, (2) receives from such person or entity an executed agreement to the effect that such person or entity will not disclose any confidential information of KRSI and (3) subject to the terms of any confidentiality agreement to which KRSI is a party on the date hereof, keeps OSP informed of the status (but not the terms) of any such discussions or negotiations, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 8.1(b) below following the making of a proposal that constitutes, or may reasonably be expected to lead to, a Competing Transaction if the Board of Directors of KRSI determines, which determination is supported by a written legal opinion from counsel for KRSI reasonably acceptable to OSP, in good faith that such action is necessary for the Board of Directors of KRSI to comply with its fiduciary duties to the shareholders of KRSI under applicable law. In the event that the Board of Directors of KRSI fails to make or withdraws its recommendation referred to in
Section 8.1(b) below and KRSI enters into an agreement to consummate a Competing Transaction within one year after such failure or withdrawal, KRSI shall upon the earlier of the consummation of such Competing Transaction or the termination of such binding agreement pay to OSP $500,000 in cash. Any amounts paid to OSP by the Escrow Agent pursuant to the Escrow Agreement shall reduce the amount of the payment to be made by KRSI to OSP under the preceding sentence.


                      ARTICLE VIII - ADDITIONAL AGREEMENTS

     8.1 Preparation of Registration Statements and the Proxy Statement; Shareholders' Meeting.

     (a) As soon as practicable following the date of this Agreement, (i) the parties hereto shall provide to each other all information reasonably requested by the Other Party in order to permit the Other Party to comply with the provisions of this Section 8.1, (ii) KRSI shall prepare and file with the SEC the Proxy Statement relating to the approval by the holders of KRSI Common Stock of the Merger and this Agreement and (iii) KRSI and OSP shall prepare and file with the SEC the Registration Statements for the purpose of registering the shares of Survivor Common Stock to be issued in the Merger and in the Offering under the Securities Act, in which the Proxy Statement will be included as a prospectus. The parties hereto shall use all commercially reasonable efforts to file the Registration Statements with the SEC no later than April 22, 1996. Each of OSP and KRSI shall use all commercially reasonable efforts to have the Registration Statements declared effective under the Securities Act as promptly as practicable after such filing. KRSI will use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the shareholders of KRSI as promptly as practicable after the Registration Statements are declared effective under the Securities Act.

     (b) KRSI will, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of approving the Merger and this Agreement; provided, however, that KRSI may postpone or adjourn any Shareholders' Meeting to a date no later than July 31, 1996, in order to facilitate the satisfaction of the condition set forth in Section 9.1(a) below. KRSI will, through its Board of Directors, recommend to its shareholders approval of the Merger and this Agreement, except to the extent that the Board of Directors of KRSI shall have withdrawn or modified its approval or recommendation of the Merger and this Agreement as permitted by Section 7.4 above.

     8.2 Information Supplied by OSP. OSP warrants and represents that none of the information supplied or to be supplied by OSP specifically for inclusion or incorporation by reference in the Registration Statements or Proxy Statement will, at the time the Registration Statements or Proxy Statement is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     8.3 Information Supplied by KRSI. KRSI warrants and represents that none of the information supplied or to be supplied by KRSI specifically for inclusion or incorporation by reference in the Registration Statements or Proxy Statement will, at the time the Registration Statements or Proxy Statement is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     8.4 Access to Information. Subject to Section 8.5 below, from the date hereof to the Effective Time, KRSI and OSP shall each provide to the other access to all information and documents which the other may reasonably request regarding the business, assets, liabilities, employees and other aspects of the other party and their respective subsidiaries, other than the information and documents that in the opinion of such other party's legal counsel may not be disclosed under applicable law.

     8.5 Confidentiality. Neither OSP or any of its subsidiaries on the one hand nor KRSI on the other hand shall release, publish, reveal or disclose, directly or indirectly, any Evaluation Material of the Other Party, except (a) to such of its directors, officers, employees, financial advisors, legal counsel, accountants or other agents, advisors or representatives as shall require access thereto on a need-to-know basis for the purpose of the transactions contemplated by this Agreement, including, without limitation, for purposes of providing information to prospective investors in the Offering, so long as such persons are informed by the revealing party of the confidential nature of such information and are directed by it to treat such information confidentially, (b) to such third parties as are reasonably necessary to obtain the consents and approvals from such parties to the transactions contemplated by this Agreement so long as such third parties are informed by the revealing party of the confidential nature of such information and are directed by it to treat such information confidentially, and (c) with the prior written consent of the Other Party and then only to the extent specified in such consent. The parties agree to take all reasonable precautions to safeguard the confidentiality of the Evaluation Material. Neither the OSP or any of its subsidiaries nor KRSI shall make, or permit to be made, except in furtherance of the transactions contemplated by this Agreement, any copies, abstracts or summaries of the Evaluation Material of the Other Party and its subsidiaries. In addition, all such Evaluation Material shall be used solely for the purposes of the investigations contemplated by Section 8.4 above, and shall not be otherwise used to the detriment of the Other Party and its subsidiaries or in competition with the Other Party and its subsidiaries. The restrictions on disclosure of information contained in this Section 8.5 do not extend to any item of information that (i) is publicly known at the time of its disclosure, (ii) is lawfully received from a third party not bound in a confidential relationship to the Other Party and its subsidiaries, (iii) is published or otherwise made known to the public by the Other Party and its subsidiaries, (iv) was generated independently before its receipt from the Other Party and its subsidiaries or
(v) is required to be disclosed pursuant to a governmental order or decree or other legal requirement to produce or disclose such item of information, provided that upon receiving notice that any such order or decree is being sought or that any such legal requirement is applicable, such corporation shall promptly give the Other Party notice thereof and such corporation shall cooperate with the Other Party's efforts, if any, to contest the issuance of such order or decree or the application of such legal requirement. Upon written request, the parties shall return all writings, documents and materials containing Evaluation Material. Each of OSP on the one hand and KRSI on the other hand understands that the Other Party will not have an adequate remedy at law for a breach or threatened breach by the revealing party or any of its subsidiaries of the terms of this Section 8.5, and each corporation therefore agrees that if there is any such breach or threatened breach, the Other Party may, in addition to any other legal or equitable remedies available to it, obtain an injunction or restraining order to enjoin the Other Party or any of its subsidiaries from the breach or threatened breach of this Section 8.5.

     8.6 Public Announcements. OSP and KRSI will consult with the Other Party before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation. The parties have agreed on the text of a joint press release by which KRSI and OSP will announce the execution of this Agreement, a copy of which is attached hereto as Exhibit 8.6.

     8.7 Appropriate Action; Consents; Filings.

     (a) OSP, the OSP Shareholders and KRSI shall use their respective best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or required to be taken by any Governmental Entity or otherwise to consummate the Reorganization and the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by OSP, its subsidiaries or KRSI in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Reorganization required under (A) the Securities Act, the Exchange Act and any other applicable federal or state securities laws and (B) any other applicable law; provided that KRSI and OSP shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the Other Party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. OSP and KRSI shall use reasonable best efforts to furnish to Other Party all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Registration Statements and the Proxy Statement) in connection with the transactions contemplated by the Reorganization and this Agreement.

     (b) (i) OSP, its subsidiaries and KRSI shall give any notices to third parties, and use their reasonable best efforts to obtain any third party consents, (A) necessary to consummate the Reorganization and the transactions contemplated by this Agreement, (B) disclosed or required to be disclosed in the schedules to this Agreement or (C) required to prevent a Material Adverse Effect on OSP or KRSI.

     (ii) In the event that OSP, its subsidiaries or KRSI shall fail to obtain any third party consent described in subsection (b)(i) above, OSP or KRSI, as appropriate, shall use its reasonable best efforts, and shall take any such actions reasonably requested by the Other Party, to minimize any adverse effect on OSP, its subsidiaries and KRSI and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

     (c) From the date of this Agreement until the Effective Time, OSP and KRSI shall each promptly notify the Other Party of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Reorganization or the transactions contemplated by this Agreement or (ii) seeking to restrain or prohibit the consummation of the Reorganization or otherwise limit the right of KRSI or, to the knowledge of such first party, any subsidiary of KRSI to own or operate all or any portion of the businesses or assets of OSP, which in either case is reasonably likely to have a Material Adverse Effect on KRSI.

     (d) Each party shall execute and deliver on and after the execution of this Agreement such further documents and instruments and take such other actions as the Other Party may reasonably request to implement and effectuate the purposes of and transactions contemplated by this Agreement.

     8.8 State Statutes. If any State Takeover Laws shall become applicable to the transactions contemplated by this Agreement, each of OSP and KRSI, as the case may be, and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such State Takeover Law on the transactions contemplated by this Agreement. Nothing herein shall limit or affect KRSI in taking actions specifically permitted by Section 7.4 above.

     8.9 Directors' and Officers' Indemnification and Insurance.

     (a) Prior to the Effective Time, KRSI shall use its commercially reasonable efforts to obtain directors' and officers' insurance coverage in form and substance reasonably acceptable to OSP and the OSP Shareholders to provide for coverage of the directors and officers of OSP with respect to claims that may be asserted by KRSI's shareholders or creditors arising in connection with the transactions contemplated by this Agreement.

     (b) OSP and the OSP Shareholders shall cause the Surviving Corporation to keep in effect the provisions in the Amended OSP By-laws with respect to exculpation of director and officer liability and indemnification to the fullest extent permitted under the CGCL, which provisions shall not be amended, repealed or otherwise modified except as required by applicable law or except to make changes permitted by law that would enlarge the exculpation or rights of indemnification thereunder. In addition, the parties hereby acknowledge and agree that the Surviving Corporation will obtain directors' and officers' insurance for the directors and officers of the Surviving Corporation that will provide for a minimum of $5 million of coverage for any individual claim.

     (c) At the Effective Time, the Surviving Corporation shall enter into indemnification agreements in form and substance reasonably satisfactory to KRSI, OSP and their respective officers and directors with each person who is a director and officer of KRSI or OSP immediately prior to the Effective Time for the purpose of indemnifying such person to the fullest extent permitted under the CGCL.

     (d) The Surviving Corporation shall reimburse all expenses, including reasonable attorneys' fees, incurred by any person required to enforce the indemnity and other obligations of the Surviving Corporation under this Section
8.9 if such person is entitled to reimbursements under the by-laws, the CGCL or any indemnification agreement.

     (e) The directors and officers referred to in Section 8.9(c) above shall be third party beneficiaries of this Section 8.9, and the rights under this Section
8.9 shall be in addition to any other rights under Minnesota law, California law or otherwise. In addition, the directors and officers of KRSI referred to in
Section 8.9(c) above shall be third party beneficiaries of the representations, warranties and covenants of OSP and the OSP Shareholders made in this Agreement, and the directors and officers of OSP referred to in Section 8.9(c) above shall be third party beneficiaries of the representations, warranties and covenants of KRSI made in this Agreement. This Section 8.9 shall survive the consummation of the Merger and the Reorganization. 8.10 Additional OSP Financial Statements. As soon as possible after the execution of this Agreement and in no event later than April 15, 1996, OSP shall deliver to KRSI true and complete copies of its consolidated balance sheet, statements of operations, statements of changes in shareholders' equity and statements of cash flows together with the unqualified report thereon by Deloitte & Touche LLP, OSP's independent auditors, for its fiscal year ending December 31, 1995. Such financial statements shall not reflect any material differences from the preliminary and unaudited financial statements for OSP and subsidiaries for the same period attached hereto as
Exhibit 8.10.

     8.11 Escrow Payments.

     (a) Concurrent with the execution of this Agreement, KRSI has delivered to the Escrow Agent the sum of one hundred thousand dollars ($100,000) to be held pursuant to the Escrow Agreement.

     (b) Upon receipt by KRSI from OSP of the OSP Financial Statements required to be delivered pursuant to Section 8.11 above, KRSI shall deliver to the Escrow Agent an additional sum of one hundred fifty thousand dollars ($150,000).

     8.12  Employment   Contracts.   The  parties  shall  use  their  respective
reasonable best efforts to cause the Surviving Corporation to enter into employment contracts to be effective as of the Effective Time with George J. Vrabeck, Angard and Malm in substantially the form attached hereto as Exhibits 8.12-1, 8.12-2 and 8.12-3, respectively.

     8.13 Indemnification.

     (a) Indemnification by OSP. Subject to the limitations set forth in Section 8.13(b) below, OSP shall indemnify and hold KRSI harmless at all times from and after the date of this Agreement against and in respect of all damages, losses, costs and expenses (including reasonable attorney fees) which KRSI may suffer or incur in connection with any material breach by OSP of any of its representations, warranties or covenants in this Agreement.

     (b)  Limitation  of Liability of OSP. KRSI shall not assert any claim under
Section 8.13(a) above unless and until such claims exceed an aggregate of $50,000 and any claim under Section 8.13(a) above must be asserted within one year from the Effective Time or be forever barred. The rights of KRSI with respect to any claims arising under Section 8.13(a) above shall be limited to recovery of actual losses, costs and expenses (including reasonable attorney fees).

     (c) Indemnification by the OSP Shareholders. Subject to the limitations set forth in Section 8.13(d) below, the OSP Shareholders, jointly and severally, shall indemnify and hold KRSI harmless at all times from and after the date of this Agreement against and in respect of all damages, losses, costs and expenses (including reasonable attorney fees) which KRSI may suffer or incur in connection with any material breach by the OSP Shareholders of any of their respective representations, warranties or covenants in this Agreement.

     (d) Limitation of Liability of the OSP Shareholders. KRSI shall not assert any claim under Section 8.13(c) above unless and until such claims exceed an aggregate of $50,000 and any claim under Section 8.13(c) above must be asserted within one year from the Effective Time or be forever barred. The rights of KRSI with respect to any claims arising under Section 8.13(c) above shall be limited to recovery of actual losses, costs and expenses (including reasonable attorney fees).

     (e)  Indemnification  by KRSI.  Subject  to the  limitations  set  forth in
Section 8.13(f) below, KRSI shall indemnify and hold OSP and the OSP Shareholders harmless at all times from and after the date of this Agreement, against and in respect of all losses, damages, costs and expenses (including reasonable attorney fees) which OSP or the OSP Shareholders may suffer or incur in connection with any material breach by KRSI of any of its representations, warranties or covenants in this Agreement.

     (f) Limitation of Liability of KRSI. OSP and the OSP Shareholders shall not assert any claim under Section 8.13(e) above unless and until such claims exceed an aggregate of $50,000 and any claim under Section 8.13(e) above must be asserted within one year from the Effective Time or be forever barred. The rights of OSP and the OSP Shareholders with respect to any claims arising under
Section 8.13(e) above shall be limited to recovery of actual losses, costs and expenses (including reasonable attorney fees).

     (g) Third Party Claims. If a claim by a third party is made against any of the indemnified parties, and if any of the indemnified parties intends to seek indemnity with respect to such claim under this Section 8.13, such indemnified party shall promptly notify the indemnifying party of such claim. The indemnifying party shall have thirty (30) days after receipt of the above-mentioned notice to undertake, conduct and control, through counsel of such party's own choosing (subject to the consent of the indemnified party, such consent not to be unreasonably withheld) and at such party's expense, the settlement or defense of it, and the indemnified party shall cooperate with the indemnifying party in connection with such efforts; provided that: (i) the indemnifying party shall not by this Agreement permit to exist any lien, encumbrance or other adverse charge upon any asset of any indemnified party,
(ii) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party, and (iii) the indemnifying party shall agree promptly to reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expense incurred by the indemnified party pursuant to this Section. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. If the indemnifying party does not notify the indemnified party within thirty (30) days after receipt of the indemnified party's notice of a claim of indemnity under this Section that such party elects to undertake the defense of such claim, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of the indemnified party's exclusive discretion at the expense of the indemnifying party.


                      ARTICLE IX - CONDITIONS TO THE MERGER

     9.1 Conditions of Each Party's Obligation to Effect the Merger. The respective obligations of OSP and KRSI to consummate the Merger are subject to the satisfaction upon or prior to the Closing of the following conditions:

     (a) Shareholder Approval. This Agreement and the Merger shall have been approved by the affirmative vote of the holders of a majority of shares of outstanding KRSI Common Stock in accordance with the MBCA and the articles of incorporation and by-laws of KRSI.

     (b) The Offering. The Offering shall have been completed in such a manner that the Surviving Corporation shall have received, or shall receive simultaneous with the Closing, gross proceeds from the Offering of at least $6,000,000.

     (c) Governmental Entity Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, expired or been obtained.

     (d) Registration Statements; Proxy Statement. The Registration Statements shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and the Proxy Statement shall not at the Effective Time be subject to any proceedings commenced or threatened by the SEC.

     (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity of competent jurisdiction nor other legal restraint or prohibition preventing the consummation of the Merger, the Offering, the Reorganization or any other transaction contemplated by this Agreement shall be in effect.

     (f) Statutes. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to any part of the Reorganization by any Governmental Entity which would (i) make the consummation of any part of the Reorganization illegal or
(ii) render OSP or KRSI unable to consummate any portion of the Reorganization, except for any waiting period provisions.

     9.2 Conditions of Obligation of KRSI. The obligation of KRSI to consummate the Merger are subject to the satisfaction prior to or upon the Closing of the following conditions, unless waived by KRSI.

     (a) Representations and Warranties. The representations and warranties of OSP and the OSP Shareholders set forth in this Agreement, without regard to any qualification or reference to immateriality or "Material Adverse Effect", shall be true and correct in all respects as of the Closing Date, as though made on and as of such date (provided that those representations or warranties made as of a particular date need only be true and correct as of such date), except for any inaccuracies which, individually or in the aggregate, have not had, and would not have, a Material Adverse Effect on OSP; provided, however, that there shall be deemed not to be such a Material Adverse Effect to the extent that such effect is the result of conditions or factors affecting the economy generally or the industry in which OSP operates or the result of the announcement of the Reorganization or actions taken in contemplation thereof. KRSI shall have received a certificate signed on behalf of OSP by the chief executive officer and the chief financial officer of OSP to such effect.

     (b) Performance of Obligations of OSP. OSP shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing Date, unless waived in writing by KRSI, and KRSI shall have received a certificate signed on behalf of OSP by the chief executive officer and the chief financial officer of OSP to such effect.

     (c) Consents. The consents, approvals and authorizations described (or required to be described) on Schedule 5.5 hereto shall have been obtained in form and in substance reasonably satisfactory to KRSI, except for such consents, approvals and authorizations with respect to which the failure to obtain would not have a Material Adverse Effect on either KRSI or the Surviving Corporation.

     (d) Fairness Opinion. KRSI shall have received from the KRSI Financial Advisor an opinion in form and substance reasonably satisfactory to KRSI that the Merger and the other transactions contemplated by the Reorganization and this Agreement are fair to the shareholders of KRSI from a financial point of view; provided, however, that the condition set forth in this Section 9.2(d) shall be deemed satisfied if KRSI fails to use all commercially reasonable efforts to obtain such fairness opinion.

     9.3 Conditions of Obligation of OSP. The obligation of OSP to effect the Merger is subject to the satisfaction prior to or upon the Closing of the following conditions, unless waived by OSP:

     (a) Representations and Warranties. The representations and warranties of KRSI set forth in this Agreement, without regard to any qualification or reference to immateriality or "Material Adverse Effect," shall be true and correct in all respects as of the Closing Date, as though made on and as of such date (provided that those representations or warranties made as of a particular date need only be true and correct as of such date), except for any inaccuracies which, individually or in the aggregate, have not had, and would not have, a Material Adverse Effect on KRSI; provided, however, that there shall be deemed not to be such a Material Adverse Effect to the extent that such effect is the result of conditions or factors affecting the economy generally or the industry in which KRSI operates or the result of the announcement of the Merger or actions taken in contemplation thereof. OSP shall have received a certificate signed on behalf of KRSI by the chief executive officer and the chief financial officer of KRSI to such effect.

     (b) Performance of Obligations of KRSI. KRSI shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to or as of the Closing Date, unless waived in writing by OSP and/or the OSP Shareholders, and OSP shall have received a certificate signed on behalf of KRSI by the chief executive officer and the chief financial officer of KRSI to such effect.

     (c) Consents. The consents, approvals and authorizations described (or required to be described on Schedules 5.5 and 6.5 hereto) on Schedules 5.5 and
6.5 hereto shall have been obtained in form and substance reasonably satisfactory to OSP, except for such consents, approvals and authorizations with respect to which the failure to obtain would not have a Material Adverse Effect on either KRSI or the Surviving Corporation.

     (d) Review of KRSI Securities. OSP shall have received a letter from KRSI's independent auditors or legal counsel indicating (i) the number of shares of KRSI Common Stock that have been authorized for issuance by the board of directors of KRSI as set forth in the minutes in the KRSI minute book and (ii) the number of shares of KRSI Common Stock subject to warrants and options to purchase them that have been authorized by the board of directors of KRSI as set forth in the minutes in the KRSI minute book.

                  ARTICLE X - TERMINATION, AMENDMENT AND WAIVER

     10.1 Termination. This Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval of this Agreement and the Reorganization by the shareholders of KRSI:

     (a) by mutual written consent of KRSI and OSP; or

     (b) by either KRSI or OSP if either (i) the Effective Time shall not have occurred on or before August 31, 1996; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, or (ii) there shall be any law that makes consummation of any part of the Reorganization illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting any part of the Reorganization and such order, decree, ruling or other action shall have become final and unappealable; provided that the party seeking to terminate this Agreement pursuant to this subsection (b)(ii) shall have complied with its obligations under Section 8.7 above; or

     (c) by OSP, if (i) the Board of Directors of KRSI withdraws, modifies or changes its recommendation of this Agreement or any part of the Reorganization in a manner adverse to OSP or shall have resolved to do any of the foregoing or the Board of Directors of KRSI shall have recommended to the shareholders of KRSI any Competing Transaction or resolved to do so, (ii) KRSI receives an unsolicited proposal that constitutes a Competing Transaction and the Board of Directors of KRSI, within 30 calendar days after such proposal is received by KRSI, either fails to terminate discussions with the maker of such proposal and its agents, or determines to accept, or takes no position with respect to, such proposal, (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of KRSI Common Stock is commenced, and the Board of Directors of KRSI, within 10 business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders or (iv) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of KRSI Common Stock (excluding for this purpose holdings of shares by persons or groups as currently reflected in filings with the SEC under Section 13(d)); or

     (d) by KRSI, if the Board of Directors of KRSI shall have recommended or resolved to recommend to the shareholders of KRSI a proposal for a Competing Transaction under circumstances where a majority of such Directors reasonably determines in good faith, that failure to accept such proposal would be a breach of the fiduciary duty of such Directors; or

     (e) by either KRSI or OSP, if the Shareholders' Meeting shall have been held and the shareholders of KRSI shall have failed to approve the Merger or this Agreement at such meeting (including any adjournment or postponement thereof); or

     (f)  by  OSP,   in  the  event  of  a  material   breach  by  KRSI  of  any
representation, warranty, covenant or agreement contained herein which has not been cured or is not curable by August 31, 1996; or

     (g) by KRSI, in the event of a material breach by OSP or the OSP Shareholders of any representation, warranty, covenant or agreement contained herein which has not been cured or is not curable by August 31, 1996.

     10.2 Consequences of Termination.

     (a) In the event KRSI terminates this Agreement other than in compliance with Section 10.1 above, or in the event OSP terminates this Agreement in compliance with the provisions of Section 10.1(b)(i) above because the Effective Time has not occurred on or before August 31, 1996 as a result of a material breach of this Agreement by KRSI or in compliance with the provisions of Section 10.1(e) or (f) above, OSP shall be entitled to all of the funds held by the Escrow Agent pursuant to the Escrow Agreement as liquidated damages, and in such event, OSP and the OSP Shareholders may not pursue any other remedies at law or equity.

     (b) KRSI may pursue any remedies available at law or equity in the event OSP terminates this Agreement other than and in compliance with Section 10.1 above, or in the event KRSI terminates this Agreement in compliance with the provisions of Section 10.1(b)(i) above because the Effective Date has not occurred on or before July 31, 1996 as a result of a material breach of this Agreement by OSP or the OSP Shareholders or in compliance with the provisions of
Section 10.1(g) above.

     10.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of the Merger and this Agreement by the shareholders of KRSI, no amendment may be made which would reduce the amount or change the type of consideration to be received by the shareholders of KRSI or OSP upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     10.4 Waiver.  At any time prior to the Effective Time, any party hereto may
(a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in any instrument in writing signed by the party or parties to be bound thereby.

                         ARTICLE XI - GENERAL PROVISIONS

     11.1 Survival of Representations and Warranties. The representations and warranties in this Agreement and in any instrument delivered pursuant to this Agreement shall survive for one year following the Effective Time.

     11.2 Notices. All notices, requests, claims, demands and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be deemed given if delivered personally, by facsimile, by certified mail (postage prepaid, return receipt requested) or sent by overnight courier (in each case, providing proof of delivery) to the parties at the following addresses and/or facsimile numbers set forth at the beginning of this Agreement (or such other address or facsimile number for a party as shall be specified in like notice).

     11.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the other documents referenced herein contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, with respect thereto.

     11.4 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     11.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

     11.6 Parties in Interest. This Agreement shall be binding upon and insure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 8.9 above (which is intended to be for the benefit of the persons covered by the indemnification provisions contained therein and may be enforced by such persons).

     11.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of California or in a California state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of California or any California state court in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of California or a California state court.

     11.8 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of California, without giving effect to the principles of conflict of laws thereof.

     11.9 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      O.S.P. PUBLISHING, INC.


                                      By
                                      Name:
                                      Title:

                                      By
                                      Name:
                                      Title:


                                      KELLY RUSSELL STUDIOS, INC.


                                      By
                                      Name:
                                      Title:


                                      By
                                      Name:
                                      Title:


                                      Joseph C. Angard



                                      Michael A. Malm

                                    EXHIBITS


1.1               Amended OSP Articles
1.2               Amended OSP By-laws
2.2               Articles of Merger
2.6               Directors of the Surviving Corporation
4.1               Pro Forma Stock Ownership
8.6               Press Release
8.10              1995 OSP Preliminary Financial Statements
8.12-1            Vrabeck Employment Contract
8.12-2            Angard Employment Contract
8.12-3            Malm Employment Contract
                  Escrow Agreement



                                    SCHEDULES

5.2               OSP Subsidiaries
5.5               OSP Consents
5.9               OSP Related Party Transactions
5.10(b)           OSP Common Stock Distributions
5.10(d)           OSP Borrowings
5.11              OSP Litigation
5.12              OSP Taxes
5.13              OSP Liens
5.15              OSP Plans
5.16              OSP Violations
5.20              OSP Royalties
5.21              OSP Contracts
5.22              OSP Insurance
6.5               KRSI Consents
6.6               KRSI Options and Warrants
6.9               KRSI Related Party Transactions
6.10(d)           KRSI Borrowings
6.11              KRSI Litigation
6.13              KRSI Liens
6.15              KRSI Plans
6.16              KRSI Violations
6.20              KRSI Royalties
6.21              KRSI Contracts
6.22              KRSI Insurance
7.1               OSP Permitted Actions
7.2               KRSI Permitted Actions

     The Company agrees to furnish supplementally a copy of any omitted Exhibits and Schedules to the Commission upon request.